EXHIBIT 99.1

Nanophase Receives Funding Under Paycheck Protection Program

ROMEOVILLE, Ill., April 21, 2020 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors, such as UV light and pollution, today reported that it received funding in the form of a loan under the Paycheck Protection Program (the “PPP”), under Division A, Title I of Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), which was enacted on March 27, 2020.

“We are happy to announce that our request for funding under the PPP was granted, being funded on April 17, 2020. The amount of the loan was $0.95 million. We believe that we will incur costs over the next eight weeks amounting to at least 80% of the loan balance, which we expect to be forgiven under the terms of the PPP,” stated Jess Jankowski, President and CEO. “We plan on continuing operations, taking necessary precautions to protect our employees, their families, and our community during this disruption, as we manufacture products and ingredients within sectors that are part of our nation’s critical infrastructure. We are both honored and proud to be contributing to our national public health, economic security, and safety through the materials we make for use in medical diagnostics.”

“We are working to complete our quarterly review prior to release of our Q12020 financial results, which we plan to make available in early May. As I mentioned in our most recent financial release, we have visibility through Q22020, and now through July. We don’t expect to have better visibility for the second half of 2020 until late May or early June,” added Jankowski.

“Our top priorities remain our people and their families, our neighbors, our customers, and contributing in any way that we can to help our nation in these difficult circumstances.”

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors, such as UV light and pollution, as well as providing solutions for industrial product applications. Using a platform of patented and proprietary integrated technologies, the Company creates products with unique performance attributes from two ISO 9001 and ISO 14001 registered facilities. Nanophase delivers commercial quantity and quality engineered materials both as ingredients, and as part of fully formulated products, in a variety of formats.

Forward-Looking Statements
This press release contains words such as “expects,”” shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 30, 2020. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

COMPANY CONTACT
Investor Relations
630-771-6705